                                                                    EXHIBIT 99.1

DATE:  October 27, 2005

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith R. Marchiando (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS THIRD QUARTER 2005 RESULTS


         ROCHESTER HILLS, Mich., October 27 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $535.9 million for the third quarter ended October 2, 2005 compared to $616.4 million in the prior year quarter. Net loss for the quarter was $6.6 million, or $0.35 per diluted share, compared to net loss of $2.7 million, or $0.15 per diluted share, in the prior year quarter. DURA's adjusted loss from continuing operations for the quarter, which excludes facility consolidation charges and minority interest totaled $5.2 million, or $0.28 per diluted share, compared to income of $0.9 million, or $0.05 per diluted share, in the prior year quarter.

         "As industry conditions continue to soften, we have taken significant actions to improve our liquidity and further accelerate cost reductions. However, we are not satisfied with our results," said Larry Denton, president and chief executive officer of DURA Automotive. "During these difficult times we have not sacrificed our commitments to our customers and growing our business organically. The company's management team remains dedicated to returning DURA to profitability."

         The decrease in third quarter revenue from the prior year was driven primarily by lower North American automotive production by the domestic OEM's, lower European automotive volumes, lower RV production and five less business days. Partially offsetting these decreases was the benefit received from foreign currency exchange. The decrease in third quarter income from continuing operations from the prior year reflects the impact of lower overall production levels and five less business days.

         The facility consolidation charge for the quarter relates to the previously announced headcount reductions associated with DURA's plan to migrate to one enterprise resource planning system and the continuation of the previously announced actions in the U.S. and Germany. The third quarter's facility consolidation charge before taxes of $1.9 million primarily represents employee severance costs.


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DURA Automotive Systems, Inc.
October 27, 2005
Page 2

NINE-MONTH RESULTS

         For the nine month period ended October 2, 2005, revenue totaled $1.8 billion compared to $1.9 billion for the same period in 2004. Net loss for the nine month period was $8.5 million, or $0.45 per diluted share, compared to net income of $9.8 million, or $0.52 per diluted share, in the prior year. DURA's adjusted loss from continuing operations for the nine months ended October 2, 2005, which excludes facility consolidation and other charges, a loss on the early extinguishment of debt, the favorable resolution of an environmental matter and minority interest, totaled $7.3 million, or $0.39 per diluted share; as compared to adjusted income from continuing operations of $23.4 million, or $1.24 per diluted share, in the same period last year.

2005 FULL-YEAR OUTLOOK

         For the full-year, our automotive industry production planning assumptions are 15.6 million units for North America and 20.0 million units for Europe. For the full-year, revenue is expected to be $2.3 to $2.4 billion, versus $2.5 billion last year. Adjusted EBITDA is expected to be between $170 and $180 million. Full-year capital spending is expected to be approximately $70 million, interest expense $100 million and depreciation $82 million. We expect net debt to increase by $20 to $40 million for the year. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measures is set forth below.

CONFERENCE CALL

         A conference call to review the second-quarter results is scheduled for October 27, 2005, at 11 a.m. EDT. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, November 3, 2005, by dialing (303) 590-3000, passcode 11040683.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

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DURA Automotive Systems, Inc.
October 27, 2005
Page 3


Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net, the favorable resolution of an environmental matter and a loss on early extinguishment of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for facility consolidation and other charges, a loss on early extinguishment of debt, the favorable resolution of an environmental matter, interest, amortization, depreciation and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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DURA Automotive Systems, Inc.
October 27, 2005
Page 4

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                             Three Months Ended             Nine Months Ended
                                                          October 2,     October 3,     October 2,     October 3,
                                                             2005           2004           2005           2004
                                                             ----           ----           ----           ----
Revenues                                                 $   535,922    $   616,363    $ 1,779,735    $ 1,909,742
Cost of sales                                                484,717        552,459      1,589,594      1,692,490
                                                         -----------    -----------    -----------    -----------
   Gross profit                                               51,205         63,904        190,141        217,252

Selling, general and administrative expenses                  35,843         38,606        119,041        117,333
Facility consolidation, asset impairments and other
charges                                                        1,860          5,061          6,150         18,087
Amortization expense                                             101            103            317            334
                                                         -----------    -----------    -----------    -----------
   Operating income                                           13,401         20,134         64,633         81,498

Interest expense, net                                         24,513         23,907         74,390         66,695
Loss on early extinguishment of debt                               -              -          3,349              -
                                                         -----------    -----------    -----------    -----------

   Income (loss) from continuing operations before
      provision for income taxes and minority interest       (11,112)        (3,773)       (13,106)        14,803

Provision (benefit) for income taxes                          (4,638)        (1,094)        (4,864)         4,293
                                                         -----------    -----------    -----------    -----------

   Income (loss) from continuing operations                   (6,474)        (2,679)        (8,242)        10,510

   Minority interests in income                                 (110)             -           (110)

Loss from discontinued operations, net                             -            (18)          (106)          (699)
                                                         -----------    -----------    -----------    -----------

   Net income (loss)                                     $    (6,584)   $    (2,697)   $    (8,458)   $     9,811
                                                         ===========    ===========    ===========    ===========

Basic earnings (loss) per share:
   Income (loss) from continuing operations              $     (0.35)   $     (0.15)   $     (0.45)   $      0.57
   Discontinued operations                                         -              -              -          (0.04)
                                                         -----------    -----------    -----------    -----------
     Net income (loss)                                   $     (0.35)   $     (0.15)   $     (0.45)   $      0.53
                                                         ===========    ===========    ===========    ===========
Basic shares outstanding                                      18,711         18,578         18,689         18,468
                                                         ===========    ===========    ===========    ===========

Diluted earnings (loss) per share:
   Income (loss) from continuing operations              $     (0.35)   $     (0.15)   $     (0.45)   $      0.56
   Discontinued operations                                         -              -              -          (0.04)
                                                         -----------    -----------    -----------    -----------
     Net income (loss)                                   $     (0.35)   $     (0.15)   $     (0.45)   $      0.52
                                                         ===========    ===========    ===========    ===========
Diluted shares outstanding                                    18,711         18,578         18,689         18,881
                                                         ===========    ===========    ===========    ===========

Capital expenditures                                     $    17,086    $    14,660    $    44,690    $    43,963
Depreciation                                             $    19,971    $    21,216    $    61,463    $    64,758

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DURA Automotive Systems, Inc.
October 27, 2005
Page 5

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                        Three Months Ended       Nine Months Ended
                                                      October 2,   October 3,  October 2, October 3,
                                                         2005         2004       2005        2004
                                                         ----         ----       ----        ----
Net income (loss)                                      $ (6,584)   $ (2,679)   $ (8,458)   $  9,811
Facility consolidation and other charges, net             1,228       3,590       4,007      12,918
Loss on early extinguishment of debt, net                     -           -       2,143           -
Favorable settlement of environmental matter, net             -           -      (5,243)          -
Discontinued operations                                       -           -         106         699
Minority interest                                           110           -         110           -
                                                       --------    --------    --------    --------
   Adjusted income (loss) from continuing operations   $ (5,246)   $    911    $ (7,335)   $ 23,428
                                                       ========    ========    ========    ========


Basic earnings (loss) per share:
   Adjusted income (loss) from continuing operations   $  (0.28)   $   0.05    $  (0.39)   $   1.27
                                                       ========    ========    ========    ========
Basic shares outstanding                                 18,711      18,578      18,689      18,468
                                                       ========    ========    ========    ========

Diluted earnings (loss) per share:
   Adjusted income (loss) from continuing operations   $  (0.28)   $   0.05    $  (0.39)   $   1.24
                                                       ========    ========    ========    ========
Diluted shares outstanding                               18,711      18,717      18,689      18,881
                                                       ========    ========    ========    ========

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DURA Automotive Systems, Inc.
October 27, 2005
Page 6

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                            ADJUSTED EBITDA GUIDANCE
           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                 Twelve Months Ended
                                                                  December 31, 2005
                                                                         Range
                                                                         -----
                                                                 Low               High
                                                                 ---               ----
Operating Income                                                  $87               $97
Depreciation expense                                               82                82
Facility consolidation and other charges                            9                 9
Favorable settlement of environmental matter                       (8)               (8)
                                                                 ----              ----
       Adjusted EBITDA                                           $170              $180



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DURA Automotive Systems, Inc.
October 27, 2005
Page 7


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                          October 2,     December 31,
                            Assets                           2005            2004
                            ------                           ----            ----
Current assets:
   Cash and cash equivalents                             $    93,670    $   191,568
   Accounts receivable, net                                  356,809        273,956
   Inventories                                               136,836        149,834
   Current portion of derivative instruments                       -          7,746
   Other current assets                                      104,437         92,016
                                                         -----------    -----------
      Total current assets                                   691,752        715,120
                                                         -----------    -----------

Property, plant and equipment, net                           448,373        487,106
Goodwill, net                                                865,424        903,584
Noncurrent portion of derivative instruments                       -         10,601
Deferred income taxes and other assets, net                  100,148        107,510
                                                         -----------    -----------
                                                         $ 2,105,697    $ 2,223,921
                                                         ===========    ===========
              Liabilities and Stockholders' Investment
              ----------------------------------------

Current liabilities:
   Accounts payable                                      $   256,739    $   270,341
   Accrued liabilities                                       182,942        187,254
   Current maturities of long-term debt                        1,294          2,968
                                                         -----------    -----------
      Total current liabilities                              440,975        460,563
                                                         -----------    -----------

Long-term debt, net of current maturities                    154,482        150,898
Senior notes                                                 400,000        400,000
Subordinated notes                                           575,068        589,469
Mandatorily redeemable convertible trust
   preferred securities                                       55,250         55,250
Senior notes - hedging mark-to-market value adjustment        (6,190)        18,347
Other noncurrent liabilities                                 139,723        141,903

Stockholders' investment:
   Common stock -- Class A                                       187            186
   Additional paid-in capital                                352,148        351,571
   Treasury stock                                             (1,962)        (2,513)
   Retained deficit                                         (101,800)       (93,342)
   Accumulated other comprehensive income                     97,816        151,589
                                                         -----------    -----------
      Total stockholders' investment                         346,389        407,491
                                                         -----------    -----------
                                                         $ 2,105,697    $ 2,223,921
                                                         ===========    ===========


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